As filed with the Securities and Exchange Commission on November 6, 2025
Registration Nos. 333-      ; 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CF INDUSTRIES HOLDINGS, INC.
CF INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
CF INDUSTRIES HOLDINGS, INC. (Exact name of registrant as specified in its charter)	CF INDUSTRIES, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
20-2697511 (I.R.S. Employer Identification No.)	36-2097061 (I.R.S. Employer Identification No.)
2375 Waterview Drive Northbrook, Illinois 60062 (847) 405-2400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	2375 Waterview Drive Northbrook, Illinois 60062 (847) 405-2400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. McGrane
Vice President, General Counsel and Secretary
CF Industries Holdings, Inc.
2375 Waterview Drive
Northbrook, Illinois 60062
(847) 405-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sophia Hudson, P.C.
Sharon Freiman, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
CF Industries Holdings, Inc.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☐
Emerging growth company ☐
CF Industries, Inc.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
CF Industries Holdings, Inc. ☐
CF Industries, Inc. ☐

PROSPECTUS
CF INDUSTRIES HOLDINGS, INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Guarantees of Debt Securities of CF Industries, Inc.
Warrants
Stock Purchase Contracts
Stock Purchase Units
CF INDUSTRIES, INC.
Debt Securities

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any offered securities.
CF Industries Holdings, Inc. (“CF Holdings”) may offer and sell the securities identified above under its name, from time to time, in one or more offerings. CF Industries, Inc. (“CF Industries”) may offer and sell debt securities, which will be fully and unconditionally guaranteed by CF Holdings, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities. The applicable prospectus supplement will contain the specific terms of the securities being offered thereby.
CF Holdings and CF Industries may sell these securities to or through underwriters, dealers or agents or directly or through their subsidiaries to purchasers.
CF Holdings’ common stock is listed on the New York Stock Exchange under the trading symbol “CF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 6, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, CF Holdings or CF Industries may offer and sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities CF Holdings and CF Industries may offer and sell. Each time that securities are offered, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We urge you to read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
We are not making an offer to sell, or soliciting an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.
Except as otherwise indicated or unless the context otherwise requires, as used in this prospectus, (i) the terms “we,” “us,” “our,” “Company” or “CF Holdings” refer to CF Holdings and its subsidiaries, including CF Industries, except in the section titled “Description of Securities” where such terms refer only to CF Holdings or CF Industries, as applicable, excluding their respective subsidiaries, and (ii) the term “CF Industries” refers to CF Industries, excluding its subsidiaries.

THE COMPANY
Our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network to enable low-carbon hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our manufacturing complexes in the United States, Canada and the United Kingdom, an extensive storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach underpin our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy. Our principal customers are cooperatives, retailers, independent fertilizer distributors, traders, wholesalers and industrial users. Our core product is anhydrous ammonia (ammonia), which contains 82% nitrogen and 18% hydrogen. Products derived from ammonia that are most often used as nitrogen fertilizers include granular urea, urea ammonium nitrate solution and ammonium nitrate. Ammonium nitrate is also used extensively by the commercial explosives industry as a component of explosives. Products derived from ammonia that are sold primarily to industrial customers include diesel exhaust fluid, urea liquor, nitric acid and aqua ammonia.
CF Industries is a direct, wholly-owned subsidiary of CF Holdings. Substantially all of CF Holdings’ consolidated assets are held by CF Industries and its subsidiaries.
Our principal executive offices are located outside of Chicago, Illinois, at 2375 Waterview Drive, Northbrook, Illinois 60062. The telephone number of our principal executive offices is (847) 405-2400. Our Internet website address is www.cfindustries.com. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS
Our business is subject to uncertainties and risks, and investing in securities of CF Holdings or CF Industries involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. For more information, see the additional information described under the heading “Where You Can Find More Information.” Any prospectus supplement may also include additional risks related to the securities being offered thereby. It is possible that our business, financial condition, liquidity, cash flows, results of operations, reputation and prospects could be materially adversely affected by any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial and these risks could result in a partial or complete loss of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus and the information included or incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases.
Forward-looking statements inherently involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our prospects, future developments and business strategies. These forward-looking statements are made based on currently available competitive, financial and economic data, our current expectations, estimates, forecasts and projections about the industries and markets in which we operate and management’s beliefs and assumptions concerning future events affecting us. These statements are not guarantees of future performance and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Therefore, our actual results may differ materially from what is expressed in or implied by any forward-looking statements. We caution you not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the risk factors and cautionary statements included in, or incorporated by reference into, this prospectus. Except as is required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this document. Additionally, we do not undertake any responsibility to provide updates regarding the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this document. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:
•
our ability to complete the projects at our Blue Point complex, including the construction of a low-carbon ammonia production facility with our joint venture partners and scalable infrastructure on schedule and on budget or at all;

•
our ability to fund the capital expenditure needs related to the joint venture at our Blue Point complex, which may exceed our current estimates;

•
the cyclical nature of our business and the impact of global supply and demand on our selling prices and operating results;

•
the global commodity nature of our nitrogen products, the conditions in the global market for nitrogen products, and the intense global competition from other producers;

•
announced or future tariffs, retaliatory measures, and global trade relations, including the potential impact of tariffs and retaliatory measures on the price and availability of materials for our capital projects and maintenance;

•
conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products;

•
the volatility of natural gas prices in North America and globally;

•
weather conditions and the impact of adverse weather events;

•
the seasonality of the fertilizer business;

•
the impact of changing market conditions on our forward sales programs;

•
difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery;

•
reliance on third party providers of transportation services and equipment;

•
our reliance on a limited number of key facilities;

•
risks associated with cybersecurity;

•
acts of terrorism and regulations to combat terrorism;

•
the significant risks and hazards involved in producing and handling our products against which we may not be fully insured;

•
risks associated with international operations;

•
our ability to manage our indebtedness and any additional indebtedness that may be incurred;

•
risks associated with changes in tax laws and adverse determinations by taxing authorities, including any potential changes in tax regulations and our qualification for tax credits;

•
risks involving derivatives and the effectiveness of our risk management and hedging activities;

•
potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements;

•
regulatory restrictions and requirements related to greenhouse gas emissions, including announced or future changes in environmental or climate change laws;

•
the development and growth of the market for low-carbon ammonia and the risks and uncertainties relating to the development and implementation of our low-carbon ammonia projects;

•
risks associated with investments in and expansions of our business, including unanticipated adverse consequences and the significant resources that could be required;

•
failure of technologies to perform, develop or be available as expected, including the low-carbon ATR ammonia production facility with carbon capture and sequestration technologies being constructed at our Blue Point complex; and

•
the other risks and uncertainties included from time to time in our filings with the SEC.

You should also carefully read the factors described under “Risk Factors” and in other cautionary statements in this prospectus and in our most recent Annual Report on Form 10-K filed with the SEC, any Quarterly Reports on Form 10-Q filed with the SEC since the filing of such Annual Report on Form 10-K and our other filings with the SEC that are incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

GUARANTOR DISCLOSURES
CF Holdings and CF Industries have filed this prospectus with the SEC registering, among other securities, debt securities of CF Industries, which will be fully and unconditionally guaranteed by CF Holdings, unless the applicable prospectus supplement or other offering material states otherwise, as described in “Description of Debt Securities.” CF Holdings owns substantially all of its assets and conducts substantially all of its operations through CF Industries and CF Industries is consolidated into CF Holdings’ financial statements.
Pursuant to Rule 3-10 of Regulation S-X and Rule 12h-5 of the Exchange Act, subsidiary issuers of obligations guaranteed by their parent company are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into such parent company’s consolidated financial statements, such related guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of CF Industries have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, summarized financial information for CF Industries has been excluded because the assets, liabilities and results of operations of CF Industries are not materially different than the corresponding amounts in CF Holdings’ consolidated financial statements incorporated by reference herein, and because management believes such summarized financial information would not be material for investors.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus for general corporate purposes, unless otherwise specified in any applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the securities that (i) CF Holdings may offer and sell from time to time, including common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units, and (ii) CF Industries may offer and sell from time to time, consisting of debt securities, which will be fully and unconditionally guaranteed by CF Holdings, unless the applicable prospectus supplement or other offering material states otherwise. These summary descriptions are not meant to be complete descriptions of each security. Certain specific terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
In this description, all references to “we,” “us,” “our” or the “Company” refer only to CF Holdings and not to any of its subsidiaries. In this description, references to “common stock” refer to common stock, par value $0.01 per share, of CF Holdings and references to “preferred stock” refer to preferred stock, par value $0.01 per share, of CF Holdings.
As of the date hereof, our authorized capital stock consists of 500,000,000 shares of common stock and 50,000,000 shares of preferred stock, of which 500,000 have been designated Series A Junior Participating Preferred Stock. As of September 30, 2025, there were 157,687,300 shares of our common stock and no shares of preferred stock issued and outstanding. All of our issued and outstanding shares of common stock are fully paid and non-assessable.
Common Stock
Dividend Rights.   Subject to the rights and preferences applicable to any shares of our preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends when and as declared by our board of directors from funds legally available therefor.
Rights Upon Liquidation.   In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences applicable to any shares of our preferred stock outstanding at the time, the holders of our common stock will be entitled to receive the distribution of our remaining assets.
Voting Rights.   Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. Our Third Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) does not provide for cumulative voting in the election of directors.
No Conversion, Redemption or Preemptive Rights.   The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There is also no redemption or sinking fund provisions applicable to any class of our capital stock.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, without further action by the stockholders, to issue up to 50,000,000 shares of our preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Company at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would be approved by the affirmative vote of the holders of a majority of the shares then entitled to vote.
Certain specific terms of any preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the amendment establishing such terms that we file with the Secretary of State of the State of Delaware and the SEC. Those terms may include:
•
the title and liquidation preference per share of the preferred stock and the number of shares offered;

•
the initial aggregate offering price of the preferred stock;

•
the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which the dividends will begin to accumulate;

•
any redemption or sinking fund provisions of the preferred stock;

•
any conversion rights applicable to the preferred stock;

•
the voting rights, if any, of the preferred stock;

•
material federal income tax considerations; and

•
any additional dividend, liquidation, conversion and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Dividend Rights.   The preferred stock will have a preference over the common stock as to the payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.
Rights Upon Liquidation.   The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.
Conversion, Redemption or Exchange Rights.   The shares of a series of preferred stock will be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security, in each case, to the extent set forth in the applicable prospectus supplement.

Voting Rights.   Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights other than those fixed by the board of directors pursuant to our certificate of incorporation.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation and our Bylaws
Provisions of our certificate of incorporation and our bylaws, which are summarized below, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including those attempts that might result in a premium over the market price for our common stock.
Number of directors; filling vacancies
Our certificate of incorporation provides that our board of directors will consist of not less than three or more than fifteen members, the exact number of which will be fixed from time to time by our board of directors.
Our certificate of incorporation and bylaws provide that, subject to the terms of any preferred stock, any vacancy on our board of directors that results from an increase in the number of directors may only be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors may only be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Our bylaws provide that in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
The director vacancy provisions make it more difficult than it would be in the absence of such provisions for a stockholder to remove incumbent directors and gain control of our board of directors by filling vacancies created by such removal with such stockholder’s own nominees.
Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
Special meetings of stockholders
Our certificate of incorporation and bylaws provide that, unless otherwise required by law, special meetings of stockholders may be called by the chair of our board of directors, our President or our board of directors and, subject to the provisions of our bylaws, a special meeting of stockholders shall be called by our Secretary upon written request in proper form of one or more record holders of common stock representing at least 25% of the voting power of all outstanding shares of common stock which shares are determined to be “Net Long Shares” in accordance with our bylaws. Subject to the rights of holders of any shares of preferred stock, special meetings of stockholders may not be called by any other person or persons. A stockholder request for a special meeting of stockholders is subject to various procedural and other requirements and limitations under our bylaws, including a requirement that such a request include specified information as to, among other things, the requesting stockholders and the matters proposed to be acted on at the special meeting. Among other limitations applicable to stockholder special meeting requests, a special meeting request will not be valid if it relates to an item of business that is not a proper subject for stockholder action under applicable law; if it is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; if an identical or substantially similar item, including the election or removal of directors, was presented at an annual or special meeting of stockholders held not more than 90 days before the special meeting request is delivered; or if an identical or substantially similar item, including the election or removal of directors, is included in our notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called by the time the special meeting request is delivered but not yet held.
Business transacted at any special meeting of stockholders will be limited to the purposes stated in the valid stockholder special meeting request (if any) for such special meeting and any matters our board of directors determines to submit to our stockholders at such special meeting.

Stockholder action by written consent
Our certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting and denies stockholders the ability to act by written consent without a meeting.
Advance notice requirement for stockholder proposals at annual meetings of stockholders
Our bylaws establish advance notice procedures for stockholders to bring business before an annual meeting of stockholders. Under these advance notice procedures, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice of the business in proper written form to our Secretary. These advance notice procedures require, among other things, that the notice set forth specified information, including information as to the notifying stockholder and certain associated persons and as to each matter such stockholder proposes to bring before the annual meeting. To be timely under these advance notice procedures, a stockholder’s notice must be delivered to or be mailed to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that, in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting of stockholders was given or public disclosure of the date of the annual meeting was made, whichever first occurs.
Advance notice requirement for nomination of candidates for election to our board of directors
Our bylaws establish advance notice procedures for stockholder nominations of persons for election as directors of CF Holdings at any annual meeting of stockholders or any special meeting of stockholders called for the purpose electing directors. Under these advance notice procedures, for a nomination to be made by a stockholder, other than any nomination made pursuant to a stockholder special meeting request in accordance with the requirements referenced above in “— Special meetings of stockholders” or made in accordance with the proxy access provisions of our bylaws referenced below in “Proxy Access,” such stockholder must give timely written notice of the nomination in proper written form to our Secretary. These advance notice procedures require, among other things, that the notice set forth specified information, including information as to the notifying stockholder and certain associated persons and as to each proposed nominee. To be timely under these advance notice procedures, a stockholder’s notice must be delivered to or be mailed to and received at our principal executive offices (i) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors (other than pursuant to a stockholder special meeting request in accordance with the requirements referenced above in “— Special meetings of stockholders”), not later than the close of business on the 10th day following the day on which notice of the date of the special meeting of stockholders was given or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.
Amendment of bylaws
Our board of directors has the authority to amend our bylaws without a stockholder vote. Our bylaws may also be amended by the affirmative vote of the holders of a majority of the total number of votes of our capital stock represented and entitled to vote at any meeting of the stockholders, voting as a single class.
Authorized but unissued capital stock
Under our certificate of incorporation, our bylaws and the DGCL, authorized but unissued shares of our capital stock are available for future issuance without stockholder approval. We could issue shares of common stock or preferred stock at such times, under such circumstances, on such terms and conditions and, in the case of preferred stock, with such rights and preferences as to render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or other means.

Proxy Access
Our bylaws allow eligible stockholders to include their own nominees for director at an annual meeting of stockholders in our proxy materials along with the candidates nominated by our board of directors. Subject to applicable procedural and other requirements under our bylaws, the proxy access provisions of our bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of the outstanding common stock for at least the previous three years to nominate and include in our proxy materials director nominees constituting not more than 25% of the number of the directors in office at the time of the nomination. Under the proxy access provisions of our bylaws, an eligible stockholder or group of stockholders seeking to include a nominee for director in our proxy materials for an annual meeting of stockholders must, among other things, provide notice as specified in the proxy access provisions of our bylaws to our Secretary no earlier than 150 days and no later than 120 days before the anniversary of the date we issued our proxy statement for the previous year’s annual meeting of stockholders.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder, unless:
•
prior to that time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers of the corporation and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or after that time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

As defined in Section 203 of the DGCL, “business combination” generally includes the following:
•
mergers or consolidations involving the corporation and the interested stockholder;

•
sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
transactions involving the corporation that have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; and

•
receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any person that, together with its affiliates and associates, is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and, together with such person’s affiliates and associates, was the owner of 15% or more of the outstanding voting stock of the corporation within the three-year period immediately before the date of determination, and the affiliates and associates of such person.
Limitations on Liability and Indemnification of Directors and Officers
Our certificate of incorporation limits or eliminates the personal liability of our directors and officers to the maximum extent permitted by the DGCL. The DGCL expressly permits a corporation to provide that its directors and officers will not be liable for monetary damages for a breach of their fiduciary duties as directors, except for liability:

•
for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•
for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
under Section 174 of the DGCL (relating to unlawful stock repurchases, redemptions or other distributions or payment of dividends);

•
for any transaction from which the director derived an improper personal benefit; or

•
of an officer in any action by or in the right of the corporation.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation and bylaws also authorize us to indemnify our officers, directors, employees and other agents to the fullest extent permitted under the DGCL, and we may advance expenses to our directors, officers, employees and other agents in connection with a legal proceeding, subject to limited exceptions.
As permitted by the DGCL, our certificate of incorporation and bylaws provide that:
•
we must indemnify our directors and officers to the fullest extent permitted by the DGCL and advance expenses to our directors and officers in connection with a legal proceeding, subject to limited exceptions; and

•
we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We have entered into separate indemnification agreements with each of our directors and officers that require us to indemnify them to the fullest extent permitted by the DGCL. These indemnification agreements also require us to advance any expenses incurred by our directors and officers as a result of any proceeding against them as to which they could be indemnified.
The limited liability and indemnification provisions in our certificate of incorporation and bylaws and in the indemnification agreements we have entered into with our directors and officers may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder’s investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “CF.”
DESCRIPTION OF DEPOSITARY SHARES
In this description, all references to “we,” “us,” “our” or the “Company” refer only to CF Holdings and not to any of its subsidiaries.
The following description of depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, (i) the deposit agreement to be entered into between us and a bank or trust company selected by us and (ii) the depositary receipt relating to the preferred stock that is attached to such deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents will be deemed filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under the deposit agreement. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add any undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Conversion, Exchange and Redemption
If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will send notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will send the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Record Date
Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendments
We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares will not take effect until 30 days after the depositary has sent notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
We may, at our option, direct the depositary to terminate the deposit agreement by sending a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:
•
the depositary has redeemed all related outstanding depositary shares; or

•
we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (2) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary
At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended articles of incorporation to furnish to the holders of the preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. The depositary will not be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting the depositary to do so furnish it with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.
DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
In this description, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that CF Holdings or CF Industries, as applicable, may issue from time to time, and “we,” “us” and “our” refer to CF Holdings or CF Industries, as applicable, and not to any of their respective subsidiaries, as the issuer of the applicable series of debt securities.
Unless otherwise specified in the applicable prospectus supplement, debt securities of CF Holdings will be issued in one or more series under an indenture, to be entered into between CF Holdings and one or more trustees, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part, and debt securities of CF Industries will be issued in one or more series under an indenture, dated as of November 6, 2025, by and among CF Industries, CF Holdings and Wilmington Trust, National Association, as trustee. The following summary of provisions of the indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The respective indenture governing the notes issued by CF Holdings or CF Industries, as applicable, is referred to as the “indenture” in this description, and the respective trustee for the notes issued by CF Holdings or CF Industries, as applicable, is referred to as the “trustee” in this description.
The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable supplemental indenture, if any, and those made a part of the applicable indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable supplemental indenture, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable supplemental indenture and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements and debt securities, including the definitions therein of certain terms.
Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
General
The debt securities will be unsecured general obligations of CF Holdings or CF Industries, as applicable. The indebtedness represented by the debt securities will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of CF Holdings or CF Industries, as applicable. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
The prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:
•
the issuer and the title of the debt securities;

•
the aggregate principal amount of the debt securities and any limit thereon;

•
the price or prices at which such debt securities will be sold;

•
the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

•
any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•
any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

•
any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•
any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

•
the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•
certain provisions related to the redemption, purchase, exchange or repayment of the debt securities;

•
any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•
whether the debt securities of the series will be convertible into or exchangeable for other debt securities, capital stock or other securities of any kind of the issuer or another person, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
the date of which any global securities of any series shall be dated if other than the original issuance of the first debt securities of the series to be issued;

•
the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•
if issued as original issue discount securities, the amount of discount;

•
the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;

•
any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•
the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

•
any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•
any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

•
whether the debt securities of the series will be guaranteed and the terms and conditions upon which those debt securities will be guaranteed;

•
any restriction or condition on the transferability of the debt securities;

•
any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•
any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•
the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities;

•
provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•
any other terms of the debt securities and, if applicable, the guarantees thereof.

Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by CF Industries will be fully and unconditionally guaranteed (the “guarantee”) by CF Holdings (in such capacity, the “Parent Guarantor”). These guarantees will be joint and several obligations of the Parent Guarantor. The obligations of the Parent Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.
Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:
•
our failure to pay interest on any of the debt securities of that series when due and payable, and continuance of the default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

•
our failure to pay principal or premium, if any, on any of the debt securities of that series when due;

•
our or, if applicable, the Parent Guarantor’s failure to perform, or our or, if applicable, the Parent Guarantor’s breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;

•
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor or any of its Significant Subsidiaries (as defined in the indenture) (or the payment of which is guaranteed by the Parent Guarantor or any of its Significant Subsidiaries), whether such indebtedness now exists or is created after the issue date, if that default: (a) is caused by a failure to pay principal when due at final (and not any interim) maturity of such indebtedness on or prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity (without such acceleration having been rescinded, annulled or otherwise cured); and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $250.0 million or more;

•
the guarantee of the Parent Guarantor with respect to any series of debt securities is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, ceases for any reason to be in full force and effect, or the Parent Guarantor denies or disaffirms its obligations under its guarantee with respect to the debt securities of such series in writing, in each case other than by reason of release pursuant to the terms of the applicable indenture or the terms of any other documents with respect to such series of debt securities;

•
specified events involving our or, if applicable, the Parent Guarantor’s bankruptcy, insolvency or reorganization; or

•
any other event of default we may provide for that series.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of debt securities that a responsible officer of the trustee has actual knowledge, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee in good faith determines that doing so is in the interest of the holders of the debt securities of the applicable series. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach.
The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.
Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.
The indenture requires the Company, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
Modification and Waivers
The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:
•
change the stated maturity of the principal of or any installment of principal of or interest, if any, on the debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at our option, or reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•
adversely affect a holder’s right to receive payment of the principal of and interest on any security on the stated maturity (including any interest payment date) thereof or impair the right to institute suit to enforce such payment on or after the stated maturity (including any interest payment date) of the debt securities, in each case as such stated maturity (including any interest payment date) may, if applicable, be extended in accordance with the terms of such debt securities, or, in the case of redemption at the option of the Company, on or after the redemption date;

•
change the currency in which the principal of, any premium or interest on, any debt security is payable;

•
reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or certain defaults under the indenture and their consequences; or

•
make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:
•
to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets that we may desire;

•
to evidence succession of another corporation to CF Holdings, CF Industries or any guarantor, if any, or their successors, as applicable, and the assumption by the successor corporation of the covenants, agreements and obligations of CF Holdings, CF Industries or such guarantor, as applicable;

•
to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);

•
to add or modify the events of default for the benefit of the holders of debt securities (and if such additional or modified events of default are to be for the benefit of fewer than all series of debt securities, stating that such additional or modified events of default are expressly being included solely for the benefit of such series);

•
to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•
to cure any ambiguity, omission, mistake, defect or inconsistency;

•
to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture; provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect;

•
to establish the form and terms of debt securities of any series issued under the indenture;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) adversely modify the rights of the holder of any such debt security;

•
to add guarantors or co-obligors for the benefit of the debt securities of all or any series or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;

•
to evidence or facilitate the release, termination, defeasance or discharge of a guarantee of the debt securities of all or any series when such release, termination, defeasance or discharge is permitted under the indenture;

•
to secure the debt securities or guarantees of all or any series;

•
to comply with the applicable procedures of the applicable depositary;

•
to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

•
to conform the provisions of the indenture and the debt securities or any related guarantees to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security so affected.
Satisfaction and Discharge
Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, and we will be deemed to have been satisfied and discharged from our obligations with respect to such debt securities and any guarantor of such debt securities shall be automatically discharged, released from and relieved of all of its obligations under its guarantee of such debt securities, when:
•
either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or, in the case of any debt securities denominated in U.S. dollars, direct or indirect obligations of the U.S. or, in the case of any debt securities denominated in a foreign currency, direct or indirect obligations of a government or governments in the confederation that issued such foreign currency (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay the entire indebtedness on the debt securities which have not been delivered to the trustee for cancellation including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

•
we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•
the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance
We may elect with respect to the debt securities issued under the indenture either:
•
to defease and be discharged from all of our obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,

•
the obligation to register the transfer or exchange of the debt securities,

•
the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

•
the obligation to maintain an office or agency in respect of the debt securities, and

•
the obligation to hold monies for payment in trust; or

•
to be released from our obligations, and any guarantors to be released from their obligations, with respect to the debt securities under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the trustee in trust for that purpose, of an amount in the currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:
•
in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

•
we have received from or there has been published by the Internal Revenue Service a ruling, or

•
since the date of the indenture there has been a change in applicable U.S. federal income tax law,

in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
•
in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

•
if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date;

•
no event of default or default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or default with respect to the applicable debt securities for specified events involving our bankruptcy, insolvency or reorganization will have occurred and be continuing on the date of the irrevocable deposit described above; and

•
upon the defeasance or covenant defeasance of the Company’s obligations with respect to the debt securities of any series, each guarantor of the debt securities of such series shall be automatically released from and relieved of all of its obligations under its guarantee of such debt securities, and the trustee, at the expense of the Company, shall execute proper instruments acknowledging such release and relief with respect to each guarantor.

In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
Governing Law
The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF GUARANTEES OF DEBT SECURITIES
CF Holdings will guarantee, fully and unconditionally, the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by CF Industries whether at maturity, by acceleration, redemption, repurchase or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed debt securities.
DESCRIPTION OF WARRANTS
In this description, all references to “we,” “us,” “our” or the “Company” refer only to CF Holdings and not to any of its subsidiaries.
General
We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part.
The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.
Debt Warrants
General
Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•
the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•
the date, if any, on and after which such debt warrants and any related debt securities will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•
the offering price of such debt warrants, if any;

•
the initial price at which such debt securities may be purchased upon exercise of debt warrants and any provision with respect to the adjustment thereof;

•
the denominations of such debt warrants;

•
the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•
a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•
whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•
redemption provisions of such debt warrants, if any; and

•
any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants
Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
Stock Warrants
General
Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:
•
the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•
the date, if any, on and after which such stock warrants and related preferred stock or common stock will be separately tradeable;

•
the offering price of such stock warrants, if any;

•
the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•
the denominations of such stock warrants;

•
the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•
a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•
redemption provisions of such stock warrants, if any;

•
any other terms of the stock warrants;

•
anti-dilution provisions of the stock warrants, if any; and

•
other information relating to any capital stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.
Exercise of Stock Warrants.
Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.
Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
In this description, all references to “we,” “us,” “our” or the “Company” refer only to CF Holdings and not to any of its subsidiaries.
We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION
CF Holdings or CF Industries, as applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:
•
to or through underwriters;

•
to or through dealers;

•
through agents;

•
directly or through our respective subsidiaries to purchasers; or

•
through a combination of the foregoing methods.

CF Holdings or CF Industries, as applicable, may distribute the offered securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to such market prices, or (4) negotiated prices.
In addition, CF Holdings and CF Industries may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from CF Holdings or CF Industries or others to settle such sales and may use securities received from CF Holdings or CF Industries to close out any related short positions. CF Holdings and CF Industries may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof and provide that the obligations of the underwriters will be subject to certain conditions precedent.
CF Holdings or CF Industries, as applicable, also may sell the offered securities to a dealer as principal. If CF Holdings or CF Industries, as applicable, sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
The offered securities also may be offered through agents that CF Holdings or CF Industries, as applicable, may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.
Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with CF Holdings or CF Industries, as applicable, may be entitled to indemnification by CF Holdings or CF Industries against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.
Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

Offers to purchase the offered securities may be solicited directly by CF Holdings or CF Industries or through our respective subsidiaries and sales thereof may be made by CF Holdings or CF Industries directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.
The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement.

LEGAL MATTERS
The legality of the securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of CF Industries Holdings, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Our SEC filings are available to the public on the SEC’s website (www.sec.gov). We make available free of charge most of our SEC filings through our website (www.cfindustries.com) as soon as reasonably practical after they are filed with the SEC. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.
We incorporate by reference the following documents that CF Holdings previously filed with the SEC (other than information in such documents that is deemed furnished and not filed):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025;

•
Quarterly Report on Form 10-Q for the quarters ended (i) March 31, 2025, filed with the SEC on May 8, 2025, (ii) June 30, 2025, filed with the SEC on August 7, 2025 and (iii) September 30, 2025, filed with the SEC on November 6, 2025;

•
Current Reports on Form 8-K filed with the SEC on January 6, 2025, May 8, 2025, July 24, 2025, September 8, 2025 and September 9, 2025;

•
the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024 from the definitive proxy statement, filed with the SEC on March 25, 2025; and

•
the description of CF Holdings’ common stock as contained in Exhibit 4.2 to the Annual Report on
Form 10-K for the year ended December 31, 2023, filed with SEC on February 22, 2024, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and, in the case of any particular offering of securities, until such offering of securities is terminated (other than any such filings or portions thereof, including any corresponding exhibits, that are not deemed filed with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.
You may also obtain a free copy of these filings by telephoning or writing to us at the following address and telephone number:
CF Industries Holdings, Inc.
2375 Waterview Drive
Northbrook, Illinois 60062
Attention: Secretary
Telephone: (847) 405-2400
We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrants.
Amount To Be Paid
SEC registration fee	$	*
Trustee and transfer agent fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency and listing fees		**
Printing and engraving fees and expenses		**
Miscellaneous		**
Total	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
CF Industries Holdings, Inc. (“CF Holdings”) and CF Industries, Inc. (“CF Industries”) are incorporated under the laws of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which a director derived an improper personal benefit.
Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL also provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that (i) indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and (ii) no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to in this paragraph, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.
CF Holdings’ certificate of incorporation provides for indemnification of its officers and directors and their heirs and personal and legal representatives to the fullest extent permitted by the DGCL. CF Industries’ bylaws provide for indemnification of its officers and directors and their heirs and personal and legal representatives to the fullest extent permitted by the DGCL. As permitted by Section 102(b)(7) of the DGCL, the certificate of incorporation of each of CF Holdings and CF Industries contains a provision eliminating the personal liability of a director to the registrants or their respective stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions. In addition, as permitted by Section 102(b)(7) of the DGCL, the certificate of incorporation of CF Holdings contains a provision eliminating the personal liability of an officer to CF Holdings or its stockholders for monetary damages for breach of fiduciary duty as an officer, subject to some exceptions.
CF Holdings has entered into separate indemnification agreements with each of its directors and officers that require CF Holdings to indemnify such persons to the fullest extent permitted by the DGCL. These indemnification agreements also require CF Holdings to advance any expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified.
CF Holdings maintains, at its expense, a policy of insurance which insures directors and officers of CF Holdings and its subsidiaries, including CF Industries, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.
Item 16.   Exhibits.
Exhibit No.	Document
1.1*	Form of Underwriting Agreement.
3.1
Third Amended and Restated Certificate of Incorporation of CF Industries Holdings, Inc. (incorporated by reference to Exhibit 3.1 to CF Industries Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 5, 2023).

3.2
Fifth Amended and Restated Bylaws of CF Industries Holdings, Inc. (incorporated by reference to Exhibit 3.1 to CF Industries Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 15, 2022).

3.3	Restated Certificate of Incorporation of CF Industries, Inc.
3.4	Bylaws of CF Industries, Inc.
4.1
Specimen common stock certificate of CF Industries Holdings, Inc. (incorporated by reference to Exhibit 4.3 to CF Industries Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on July 25, 2017).

4.2*	Form of Indenture for debt securities of CF Industries Holdings, Inc.
4.3	Indenture, dated as of November 6, 2025, by and among CF Industries, Inc., CF Industries Holdings, Inc. and Wilmington Trust, National Association, relating to debt securities of CF Industries, Inc.
4.4*	Form of debt security of CF Industries Holdings, Inc.
4.5*	Form of debt security of CF Industries, Inc.
4.6*	Form of guarantee of CF Industries Holdings, Inc.
4.7*	Certificate of designation, preferences and rights with respect to CF Industries Holdings, Inc.’s preferred stock.
4.8*	Specimen preferred stock certificate of CF Industries Holdings, Inc.
4.9*	Form of Deposit Agreement (including form of Deposit Receipt).
4.10*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).
4.11*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).

Exhibit No.	Document
4.12*	Form of Stock Purchase Contract.
4.13*	Form of Unit Agreement.
5.1	Opinion of Kirkland & Ellis LLP.
22.1	List of Subsidiary Guarantors and Issuers of Guaranteed Securities.
23.1	Consent of KPMG LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of attorney of CF Industries Holdings, Inc. (included as part of the signature pages hereto).
24.2	Powers of attorney of CF Industries, Inc. (included as part of the signature pages hereto).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.2 above.
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.3 above.
107	Filing Fee Table.

*
To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to a report filed with the SEC under the Securities Exchange Act of 1934, as amended.

**
To be filed separately under the electronic form type 305B2, if applicable.

Item 17.   Undertakings.
(a)
The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois, on November 6, 2025.
CF INDUSTRIES HOLDINGS, INC.
By:
/s/ W. Anthony Will

Name:
W. Anthony Will

Title:
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Anthony Will, Christopher D. Bohn, Gregory D. Cameron and Michael P. McGrane, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ W. Anthony Will W. Anthony Will	President and Chief Executive Officer, Director (Principal Executive Officer)	November 6, 2025
/s/ Gregory D. Cameron Gregory D. Cameron	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2025
/s/ Richard A. Hoker Richard A. Hoker	Vice President and Corporate Controller (Principal Accounting Officer)	November 6, 2025
/s/ Stephen J. Hagge Stephen J. Hagge	Chair of the Board of Directors, Director	November 6, 2025
/s/ Javed Ahmed Javed Ahmed	Director	November 6, 2025
/s/ Robert C. Arzbaecher Robert C. Arzbaecher	Director	November 6, 2025
/s/ Christopher D. Bohn Christopher D. Bohn	Executive Vice President and Chief Operating Officer, Director	November 6, 2025

Signature	Title	Date
/s/ Deborah L. DeHaas Deborah L. DeHaas	Director	November 6, 2025
/s/ John W. Eaves John W. Eaves	Director	November 6, 2025
/s/ Susan A. Ellerbusch Susan A. Ellerbusch	Director	November 6, 2025
/s/ Jesus Madrazo Yris Jesus Madrazo Yris	Director	November 6, 2025
/s/ Anne P. Noonan Anne P. Noonan	Director	November 6, 2025
/s/ Michael J. Toelle Michael J. Toelle	Director	November 6, 2025
/s/ Theresa E. Wagler Theresa E. Wagler	Director	November 6, 2025
/s/ Celso L. White Celso L. White	Director	November 6, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois, on November 6, 2025.
CF INDUSTRIES, INC.
By:
/s/ W. Anthony Will

Name:
W. Anthony Will

Title:
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Anthony Will, Christopher D. Bohn, Gregory D. Cameron and Michael P. McGrane, and each of them, as attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ W. Anthony Will W. Anthony Will	President and Chief Executive Officer (Principal Executive Officer)	November 6, 2025
/s/ Gregory D. Cameron Gregory D. Cameron	Executive Vice President and Chief Financial Officer, Director (Principal Financial Officer)	November 6, 2025
/s/ Richard A. Hoker Richard A. Hoker	Vice President and Corporate Controller (Principal Accounting Officer)	November 6, 2025
/s/ Christopher D. Bohn Christopher D. Bohn	Executive Vice President and Chief Operating Officer, Director	November 6, 2025
/s/ Michael P. McGrane Michael P. McGrane	Vice President, General Counsel and Secretary, Director	November 6, 2025